Exhibit 99.1

Apple Reports Fourth Quarter Results

iPhone Sales Grow 26% to Establish New September Quarter Record

CUPERTINO, California—October 28, 2013—Apple® today announced financial results for its fiscal 2013 fourth quarter ended September 28, 2013. The Company posted quarterly revenue of $37.5 billion and quarterly net profit of $7.5 billion, or $8.26 per diluted share. These results compare to revenue of $36 billion and net profit of $8.2 billion, or $8.67 per diluted share, in the year-ago quarter. Gross margin was 37 percent compared to 40 percent in the year-ago quarter. International sales accounted for 60 percent of the quarter’s revenue.

The Company sold 33.8 million iPhones, a record for the September quarter, compared to 26.9 million in the year-ago quarter. Apple also sold 14.1 million iPads during the quarter, compared to 14 million in the year-ago quarter. The Company sold 4.6 million Macs, compared to 4.9 million in the year-ago quarter.

Apple’s Board of Directors has declared a cash dividend of $3.05 per share of the Company’s common stock. The dividend is payable on November 14, 2013, to shareholders of record as of the close of business on November 11, 2013.

“We’re pleased to report a strong finish to an amazing year with record fourth quarter revenue, including sales of almost 34 million iPhones,” said Tim Cook, Apple’s CEO. “We’re excited to go into the holidays with our new iPhone 5c and iPhone 5s, iOS 7, the new iPad mini with Retina Display and the incredibly thin and light iPad Air, new MacBook Pros, the radical new Mac Pro, OS X Mavericks and the next generation iWork and iLife apps for OS X and iOS.”

“We generated $9.9 billion in cash flow from operations and returned an additional $7.8 billion in cash to shareholders through dividends and share repurchases during the September quarter, bringing cumulative payments under our capital return program to $36 billion,” said Peter Oppenheimer, Apple’s CFO.

Apple is providing the following guidance for its fiscal 2014 first quarter:

•	revenue between $55 billion and $58 billion
•	gross margin between 36.5 percent and 37.5 percent
•	operating expenses between $4.4 billion and $4.5 billion
•	other income/(expense) of $200 million
•	tax rate of 26.25 percent

Apple will provide live streaming of its Q4 2013 financial results conference call beginning at 2:00 p.m. PDT on October 28, 2013 at www.apple.com/quicktime/qtv/earningsq413. This webcast will also be available for replay for approximately two weeks thereafter.

This press release contains forward-looking statements including without limitation those about the Company’s estimated revenue, gross margin, operating expenses, other income/(expense), and tax rate. These statements involve risks and uncertainties, and actual results may differ. Risks and uncertainties include without limitation the effect of competitive and economic factors, and the Company’s reaction to those factors, on consumer and business buying decisions with respect to the Company’s products; continued competitive pressures in the marketplace; the ability of the Company to deliver to the marketplace and stimulate customer demand for new programs, products, and technological innovations on a timely basis; the effect that product introductions and transitions, changes in product pricing or mix, and/or increases in component costs could have on the Company’s gross margin; the inventory risk associated with the Company’s need to order or commit to order product components in advance of customer orders; the continued availability on acceptable terms, or at all, of certain components and services essential to the Company’s business currently obtained by the Company from sole or limited sources; the effect that the Company’s dependency on manufacturing and logistics services provided by third parties may have on the quality, quantity or cost of products manufactured or services rendered; risks associated with the Company’s international operations; the Company’s reliance on third-party intellectual property and digital content; the potential impact of a finding that the Company has infringed on the intellectual property rights of others; the Company’s dependency on the performance of distributors, carriers and other resellers of the Company’s products; the effect that product and service quality problems could have on the Company’s sales and operating profits; the continued service and availability of key executives and employees; war, terrorism, public health issues, natural disasters, and other circumstances that could disrupt supply, delivery, or demand of products; and unfavorable results of other legal proceedings. More information on potential factors that could affect the Company’s financial results is included from time to time in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s public reports filed with the SEC, including the Company’s Form 10-K for the fiscal year ended September 29, 2012, its Form 10-Q for the quarter ended December 29, 2012, its Form 10-Q for the quarter ended March 30, 2013, its Form 10-Q for the quarter ended June 29, 2013, and its Form 10-K for the year ended September 28, 2013 to be filed with the SEC. The Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

Press Contact:

Steve Dowling

Apple

dowling@apple.com

(408) 974-1896

Investor Relations Contacts:

Nancy Paxton

Apple

paxton1@apple.com

(408) 974-5420

Joan Hoover

Apple

hoover1@apple.com

(408) 974-4570

NOTE TO EDITORS: For additional information visit Apple’s PR website (www.apple.com/pr), or call Apple’s Media Helpline at (408) 974-2042.

© 2013 Apple Inc. All rights reserved. Apple, the Apple logo, Mac, Mac OS and Macintosh are trademarks of Apple. Other company and product names may be trademarks of their respective owners.

Apple Inc.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except number of shares which are reflected in thousands and per share amounts)

	Three Months Ended		Twelve Months Ended
	September 28, 2013	September 29, 2012	September 28, 2013	September 29, 2012
Net sales	$37,472	$35,966	$170,910	$156,508
Cost of sales (1)	23,601	21,565	106,606	87,846

Gross margin	13,871	14,401	64,304	68,662

Operating expenses:
Research and development (1)	1,168	906	4,475	3,381
Selling, general and administrative (1)	2,673	2,551	10,830	10,040

Total operating expenses	3,841	3,457	15,305	13,421

Operating income	10,030	10,944	48,999	55,241
Other income/(expense), net	113	(51)	1,156	522

Income before provision for income taxes	10,143	10,893	50,155	55,763
Provision for income taxes	2,631	2,670	13,118	14,030

Net income	$7,512	$8,223	$37,037	$41,733

Earnings per share:
Basic	$8.31	$8.76	$40.03	$44.64
Diluted	$8.26	$8.67	$39.75	$44.15

Shares used in computing earnings per share:
Basic	904,163	938,343	925,331	934,818
Diluted	909,131	948,186	931,662	945,355

Cash dividends declared per common share	$3.05	$2.65	$11.40	$2.65

(1) Includes share-based compensation expense as follows:
Cost of sales	$88	$69	$350	$265
Research and development	$209	$168	$917	$668
Selling, general and administrative	$258	$211	$986	$807

Apple Inc.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions, except number of shares which are reflected in thousands)

	September 28, 2013	September 29, 2012

ASSETS:

Current assets:
Cash and cash equivalents	$14,259	$10,746
Short-term marketable securities	26,287	18,383
Accounts receivable, less allowances of $99 and $98, respectively	13,102	10,930
Inventories	1,764	791
Deferred tax assets	3,453	2,583
Vendor non-trade receivables	7,539	7,762
Other current assets	6,882	6,458

Total current assets	73,286	57,653

Long-term marketable securities	106,215	92,122
Property, plant and equipment, net	16,597	15,452
Goodwill	1,577	1,135
Acquired intangible assets, net	4,179	4,224
Other assets	5,146	5,478

Total assets	$207,000	$176,064

LIABILITIES AND SHAREHOLDERS' EQUITY:

Current liabilities:
Accounts payable	$22,367	$21,175
Accrued expenses	13,856	11,414
Deferred revenue	7,435	5,953

Total current liabilities	43,658	38,542

Deferred revenue – non-current	2,625	2,648
Long-term debt	16,960	0
Other non-current liabilities	20,208	16,664

Total liabilities	83,451	57,854

Commitments and contingencies

Shareholders’ equity:
Common stock, no par value; 1,800,000 shares authorized; 899,213 and 939,208 shares issued and outstanding, respectively	19,764	16,422
Retained earnings	104,256	101,289
Accumulated other comprehensive income/(loss)	(471)	499

Total shareholders’ equity	123,549	118,210

Total liabilities and shareholders’ equity	$207,000	$176,064

Apple Inc.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

	Twelve Months Ended
	September 28, 2013	September 29, 2012
Cash and cash equivalents, beginning of the year	$10,746	$9,815

Operating activities:
Net income	37,037	41,733
Adjustments to reconcile net income to cash generated by operating activities:
Depreciation and amortization	6,757	3,277
Share-based compensation expense	2,253	1,740
Deferred income tax expense	1,141	4,405
Changes in operating assets and liabilities:
Accounts receivable, net	(2,172)	(5,551)
Inventories	(973)	(15)
Vendor non-trade receivables	223	(1,414)
Other current and non-current assets	1,080	(3,162)
Accounts payable	2,340	4,467
Deferred revenue	1,459	2,824
Other current and non-current liabilities	4,521	2,552

Cash generated by operating activities	53,666	50,856

Investing activities:
Purchases of marketable securities	(148,489)	(151,232)
Proceeds from maturities of marketable securities	20,317	13,035
Proceeds from sales of marketable securities	104,130	99,770
Payments made in connection with business acquisitions, net	(496)	(350)
Payments for acquisition of property, plant and equipment	(8,165)	(8,295)
Payments for acquisition of intangible assets	(911)	(1,107)
Other	(160)	(48)

Cash used in investing activities	(33,774)	(48,227)

Financing activities:
Proceeds from issuance of common stock	530	665
Excess tax benefits from equity awards	701	1,351
Taxes paid related to net share settlement of equity awards	(1,082)	(1,226)
Dividends and dividend equivalent rights paid	(10,564)	(2,488)
Repurchase of common stock	(22,860)	0
Proceeds from issuance of long-term debt, net	16,896	0

Cash used in financing activities	(16,379)	(1,698)

Increase in cash and cash equivalents	3,513	931

Cash and cash equivalents, end of the year	$14,259	$10,746

Supplemental cash flow disclosure:
Cash paid for income taxes, net	$9,128	$7,682